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                                                                      EXHIBIT 99


NEWS


                                             [MET-COIL SYSTEMS CORPORATION LOGO]

5486 Sixth Street SW      Cedar Rapids, Iowa 52404 USA   Telephone  319/363-6566
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FOR RELEASE:     IMMEDIATELY                                 CONTACT:
RAYMOND H. BLAKEMAN                                          (319) 363-6566


                              CHANGE OF AUDITORS


         CEDAR RAPIDS, IOWA -- December 22, 1997 -- Met-Coil Systems Corporation (METS), a supplier of advanced sheet metal and glass processing technologies for the global market, announced a change in independent accountants for audit of the fiscal year ending May 31, 1998.

         Met-Coil's Board of Directors has approved the dismissal of Deloitte & Touche LLP as independent public accountants and accepted the recommendation of its management to appoint McGladrey & Pullen LLP noting that there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    Met-Coil is headquartered in Cedar Rapids, Iowa. Its operating units and affiliates include Iowa Precision Industries also in Cedar Rapids; The Lockformer Company in Lisle, Illinois; Met-Coil Ltd., Ayase, Japan, and Met-Coil Ltd. - USA in Lisle, Illinois.


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